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                                                                     Exhibit 21

                            PARENT AND SUBSIDIARIES
           NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   The following table shows the subsidiaries of NCF, their jurisdiction of organization, and the percentage of voting securities owned by each subsidiary's parent as of December 31, 2001.

                                                                                                    % of Voting
                                                                                                    Securities
                                                              Jurisdiction of                        Owned by
Name of Subsidiary                                             Organization            Parent         Parent
------------------                                             ------------            ------         ------
Commerce Capital Management, Inc.                                Tennessee               NCF          100.00
First Market Bank, FSB                                         United States             NCF           49.00
First Mercantile Capital Management, Inc.                        Tennessee               NCF          100.00
First Mercantile Trust Company                                   Tennessee               NCF          100.00
Monroe Properties, Inc.                                          Tennessee               NCF          100.00
National Bank of Commerce (NBC)                                United States             NCF          100.00
National Commerce Capital Trust I                                 Delaware               NCF          100.00
National Commerce Capital Trust II                                Delaware               NCF          100.00
Senior Housing Crime Prevention Investment Fund                  Tennessee               NCF          100.00
TransPlatinum Service Corp.                                      Tennessee               NCF          100.00
USI Alliance Corp                                                Tennessee               NCF          100.00
American Title and Escrow, Inc.                                  Tennessee               NBC          100.00
Corcoran Holdings, Inc. (Corcoran)                                Virginia        NBC Capital North   100.00
Fenesco Financial Services, Inc. D/B/A NBC Capital Markets       Tennessee               NBC           80.00
J&S Leasing, Inc.                                                Tennessee               NBC          100.00
Kenesaw Leasing, Inc.                                            Tennessee               NBC          100.00
Mortgage First Service Corp.                                   South Carolina            NBC          100.00
National Commerce Bank Services, Inc. (NCBS)                     Tennessee               NBC          100.00
National Commerce Real Estate Holding Company (NCREHC)           Tennessee               NBC          100.00
NBC Bank, FSB                                                  United States             NBC          100.00
NBC Capital North, Inc.                                          Tennessee               NBC          100.00
NBC Insurance Services, Inc.                                     Tennessee               NBC          100.00
NBC Investco, Inc. (INVESTCO)                                    Tennessee               NBC          100.00
NBC Market South, Inc.                                           Tennessee               NBC          100.00
Salem Trust Company                                               Florida                NBC          100.00
Southland Associates, Inc.                                     North Carolina            NBC          100.00
Sprunt Insurance, Ltd.                                     British Virgin Islands        NBC          100.00
United Service Corporation (USC)                               South Carolina            NBC          100.00
Watts Properties, Inc.                                         North Carolina         Corcoran        100.00
Commerce Real Estate Company (CREC)                               Delaware              CREHC         100.00
CCBDE, Inc.                                                       Delaware            INVESTCO        100.00
NBC Financial Corporation                                        Tennessee          NBC Bank, FSB     100.00
NBC Management Co.                                               Tennessee        NBC Market South    100.00
BankersMart                                                      Tennessee              NCBS          100.00
Commerce Real Estate Holding Company (CREHC)                      Delaware             NCREHC         100.00
FleetOne, L.L.C.                                                  Delaware          TransPlatinum     100.00
Prime Financial Services, Inc.                                   Tennessee          TransPlatinum     100.00
United Investment Services                                     South Carolina            USC          100.00
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